January 14, 2014

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bank to Acquire Two Branches
From Boulevard Bank in Neosho, Mo.

Springfield, Mo. – Great Southern Bank, a wholly-owned subsidiary of Great Southern Bancorp, Inc. (NASDAQ:GSBC) announced today that a definitive agreement has been signed for Great Southern to purchase two branches in Neosho, Mo., from Boulevard Bank. The branches are located at 111 E. Main St. and 713 S. Neosho Blvd. The acquisition, representing approximately $65 million in deposits and $6 million in loans, is expected to be complete in the first quarter of 2014, pending regulatory approval.

Boulevard Bank customers at these branches should continue to bank as they always have until further notice. Important information about the acquisition will be mailed to customers in the coming days and weeks.

“Great Southern has served the Neosho market for more than two decades and we’re excited about strengthening our presence in this great community,” said Great Southern President and CEO Joseph W. Turner. “We warmly welcome Boulevard Bank’s customers and its strong team of employees to Great Southern and look forward to working with them to build even stronger relationships with Neosho-area customers.”

Great Southern currently operates one banking center in Neosho at 714 S. Neosho Blvd.   Subject to regulatory approval and after conversion of all Neosho locations to one operating system, the Bank expects to relocate this office into the Boulevard Bank branch directly across the street at 713 S. Neosho Blvd. This transaction will ultimately represent a net gain of one banking center to the Great Southern franchise.

With total assets of $3.6 billion, Great Southern offers banking and investment services. Headquartered in Springfield, Mo., the Company operates 96 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.GreatSouthernBank.com

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Forward-Looking Statements

When used in documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “expects,” “anticipates,” “will be,” "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from the planned Great Southern banking center consolidation might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected cost savings, synergies and other benefits from the Company’s merger and acquisition activities, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company’s market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and writeoffs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (vii) the Company’s ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company’s market areas; (x) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers’ responses thereto; (xi) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xii) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xiii) the uncertainties arising from the Company’s participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiv) costs and effects of litigation, including settlements and judgments; and (xv) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in the Company’s other filings with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.